As filed with the Securities and Exchange Commission on April 16, 2001
                                                      Registration No. 333-____
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               NETIQ CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                             77-0405505
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                            3553 North First Street
                               San Jose, CA 95134
              (Address of Principal Executive Offices) (Zip code)

          WebTrends Corporation 1997 Stock Incentive Compensation Plan
             WebTrends Corporation Amended and Restated 1998 Stock
                          Incentive Compensation Plan
                           (Full title of the plans)
                            -----------------------

                                 Ching-Fa Hwang
                     President and Chief Executive Officer
                               NetIQ Corporation
                            3553 North First Street
                               San Jose, CA 95134
                    (Name and address of agent for service)

                                 (408) 856-3000
         (Telephone number, including area code, of agent for service)
                            -----------------------

                                    Copy to:
                             William M. Kelly Esq.
                             Davis Polk & Wardwell
                              1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

                                               CALCULATION OF REGISTRATION FEE

                                                                       Proposed maximum    Proposed maximum      Amount of
              Title of securities                       Amount to be    offering price         aggregate       registration
                to be registered                       registered (2)    per share (1)      offering price          fee
====================================================   ==============   =================  ================     ===========
Common Stock ($0.001 par value) issuable
   under:
1997 Stock Incentive Compensation Plan..............  1,473,143 Shares       $20.40         $30,052,117.20       $ 7,513.03
Amended & Restated 1998 Stock Incentive               2,509,896 Shares       $20.40         $51,201,878.40       $12,800.47
   Total............................................  3,983,039 Shares                      $81,253,995.60       $20,313.50
====================================================  ================   =================  ================     ===========

-----------------
(1)  Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computed based on the average of the high and low prices for the Registrant's Common Stock on April 10,
     2000.

(2)  For the sole purpose of calculating the registration fee, the number of shares to be registered under the Registration Statement has been broken down into two subtotals. Under the terms of the Plans, the two Plans may exchange shares, therefore the total represents the aggregate number of shares to be registered under this Registration Statement.
     --------------------------------------------------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by the Registrant:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

     2. The Registrant's Quarterly Report on Form 10-Q, as amended, for the fiscal quarter ended December 31, 2000 filed pursuant to the Exchange Act.

     3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 filed pursuant to the Exchange Act.

     4. The Registrant's Current Reports on Form 8-K filed on April 10, 2001 (as amended), March 22, 2001, February 27, 2001, January 17, 2001 and July 19, 2000 filed pursuant to the Exchange Act.

     5. The description of the Registrant's Common Stock, par value $0.001 per share, contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1999, including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

     Item 4.  Description of Securities.

          Not applicable.

     Item 5.  Interest of Named Experts and Counsel.

          Not applicable

     Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

     Article XI of NetIQ's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law

     Article VI of NetIQ's Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     NetIQ has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in NetIQ's Restated Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     Item 7.  Exemption for Registration Claimed.

               Not applicable.

     Item 8.   Exhibits.

     The following are filed as part of this Registration Statement:

    Exhibit No.                          Description
    ----------                           -----------

      4.1(a)     WebTrends Corporation 1997 Stock Incentive Compensation
                 Plan and form of stock option agreement thereunder
      4.1(b) WebTrends Corporation Amended & Restated 1998 Stock Incentive Compensation Plan and form of stock option agreement thereunder
       5.1 Opinion of Davis Polk & Wardwell (counsel to the Registrant) as to the legality of securities being registered (filed herewith)
       23.1      Consent of Deloitte & Touche LLP
       23.2      Consent of KPMG LLP
       23.3      Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
       24.1      Power of Attorney (see page S-1)
-------------

     Item 9.   Undertakings.

     (a) NetIQ hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 13th day of April, 2001.

                                     NETIQ CORPORATION


                                     By: /s/ Ching-Fa Hwang
                                         ------------------------------
                                         Ching-Fa Hwang
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ching-Fa Hwang and James A. Barth, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                                    Title                              Date
      ---------                                    -----                              ----
/s/ Ching-Fa Hwang
--------------------------    President, Chief Executive Officer and Director    April 13, 2001
Ching-Fa Hwang                (Principal Executive Officer)

/s/ James A. Barth
--------------------------    Senior Vice President, Finance, Chief Financial    April 13, 2001
James A. Barth                Officer and Secretary (Principal Financial and
                              Accounting Officer)
/s/ Elijahu Shapira
--------------------------    Chief Strategy Officer and Director                April 13, 2001
Elijahu Shapira

/s/ Thomas P. Bernhardt
--------------------------    Senior Vice President, Chief Technology Officer    April 13, 2001
Thomas P. Bernhardt           and Director

/s/ Alan R. Kaufman
--------------------------    Director                                           April 13, 2001
Alan R. Kaufman


--------------------------    Director                                           April 13, 2001
Michael J. Maples

/s/ Scott D. Sandell
--------------------------    Director                                           April 13, 2001
Scott D. Sandell

/s/ Yin-Hon Wong
-------------------------    Director                                           April 13, 2001
Yin-Hon Wong

                                 EXHIBIT INDEX

    Exhibit No.                         Description
    ----------                          -----------

      4.1(a) WebTrends Corporation 1997 Stock Incentive Compensation Plan and form of stock option agreement thereunder
      4.1(b) WebTrends Corporation Amended & Restated 1998 Stock Incentive Compensation Plan and form of stock option agreement thereunder
       5.1 Opinion of Davis Polk & Wardwell (counsel to the Registrant) as to the legality of securities being registered (filed herewith)
       23.1         Consent of Deloitte & Touche LLP
       23.2         Consent of KPMG LLP
       23.3         Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
       24.1         Power of Attorney (see page S-1)